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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation of our reports on page F-3 and S-1 of this Form 10-K by reference in the prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-84974, 33-97680, 333-06873, 333-12211 and 333-12983) and Form S-8 (Nos. 333-06867 and 333-06869) of Equity
Residential Properties Trust.


                                                          /s/ Grant Thornton LLP
                                                          GRANT THORNTON LLP


Chicago, Illinois
March 19, 1996